Exhibit 5.1

BOSTON    CONNECTICUT    NEW JERSEY    NEW YORK    WASHINGTON, D.C.

DAY PITNEY LLP

Attorneys at Law

One Jefferson Road
Parsippany, NJ 07054-2891

T: (973) 966 6300 F: (973) 966-1015

info@daypitney.com

August 22, 2014

Peapack-Gladstone Financial Corporation

500 Hills Drive, Suite 300

Bedminster, New Jersey 07921

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) by Peapack-Gladstone Financial Corporation (the “Company”), a New Jersey corporation, relating to the Company’s (1) common stock, no par value (the “Common Stock”), (2) preferred stock (the “Preferred Stock”), (3) debt securities (the “Debt Securities”), (4) depositary shares (the “Depositary Shares”), (5) warrants (the “Warrants”), and (6) units (the “Units”), each of which may be issued on a delayed or continuous basis from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants and Units are sometimes referred to herein as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of the Company as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.

Based upon the foregoing, we are of the opinion that, as of the date hereof:

1.      When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.      When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation, an appropriate certificate of amendment to the Company’s certificate of incorporation relating to the Preferred Stock has been duly authorized and adopted and filed with the Department of Treasury of the State of New Jersey, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.      When an Indenture has been duly authorized by all necessary corporate action of the Company, and duly executed and delivered, and when the specific terms of a particular Debt Security has been duly established in accordance with such Indenture and authorized by all necessary corporate action of the Company, and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Indenture and in the manner contemplated by the Registration Statement and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.      When (i) a deposit agreement (a “Deposit Agreement”) representing the Depositary Shares has been duly authorized by all necessary corporate action of the Company, and duly executed and delivered, (ii) the specific terms establishing the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) have been duly established in accordance with such Deposit Agreement and authorized by all necessary corporate action by the Company, (iii) a series of Preferred Stock with respect to which Depositary Shares are issued has been duly established in accordance with the terms of the Company’s Certificate of Incorporation, an appropriate certificate of amendment to the Company’s certificate of incorporation relating to the Preferred Stock has been duly authorized and adopted and filed with the Department of Treasury of the State of New Jersey, and authorized by all necessary corporate action of the Company, (iv) such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Deposit Agreement and in the manner contemplated by the Registration Statement and by such corporate action, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

5.      When a warrant agreement (a “Warrant Agreement”) has been duly authorized by all necessary corporate action of the Company, and duly executed and delivered, and when the specific terms of a particular Warrant have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of the Company, and such Warrant has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement and by such corporate action, such Warrant will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.      When (i) a unit agreement (a “Unit Agreement”) has been duly authorized by all necessary corporate action of the Company, and duly executed and delivered, (ii) when the specific terms of a particular Unit have been duly established in accordance with such Unit Agreement and authorized by all necessary corporate action of the Company, (iii) such Unit has been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Unit Agreement and in the manner contemplated by the Registration Statement and by such corporate action, (iv) if such Unit Agreement relates to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; (v) if such Unit Agreement relates to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above have been taken; (vi) if such Unit Agreement relates to the issuance and sale of Debt Securities, the actions described in paragraph 3 above have been taken; (vii) if such Unit Agreements relate to the issuance and sale of Depositary Shares, the actions described in paragraph 4 above have been taken; and (viii) if such Unit Agreements relate to the issuance and sale of Warrants, the actions described in paragraph 5 above have been taken, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

The foregoing opinions are limited to the federal laws of the United States and the laws of the State of New Jersey. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ DAY PITNEY LLP

DAY PITNEY LLP